Exhibit 4.07

GMP Securities L.P. 145 King Street West, Suite 300 Toronto, Ontario M5H 1J8 Tel: (416) 367-8600 Fax: (416) 367-8164 www.gmpsecurities.com

GMP SECURITIES LP

Ladies and Gentlemen:

We hereby consent to the inclusion of our fairness opinion dated June 3, 2007 in the Management Information Circular of Energy Metals Corporation dated on or about June 25, 2007 (the “Circular”), and to the reference to our firm contained in the Circular, included in Uranium One Inc.’s Registration Statement on Form F-80 being filed under the United States Securities Act of 1933, as amended.

Date: June 25, 2007

/s/ Kevin Reid
GMP SECURITIES LP
Toronto, Canada